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                            BRADLEY REAL ESTATE, INC.

                         300,000 SHARES OF COMMON STOCK
                                ($0.01 PAR VALUE)


                             UNDERWRITING AGREEMENT


December 4, 1997


C. E. UNTERBERG, TOWBIN
10 East 50th Street, 22nd Floor
New York, New York  10022

Dear Ladies and Gentlemen:

         Bradley Real Estate, Inc., a Maryland corporation (the "Company"), confirms its agreement with you as follows:

         Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus (as herein defined).

         1. DESCRIPTION OF OFFERING. As of the date hereof, the Company has authorized the issuance and sale, under the terms and subject to the conditions of this Agreement, of 300,000 shares of its Common Stock, $0.01 par value (the "Common Stock"). Subject to the terms and conditions of this Agreement, you have agreed to purchase such shares (referred to herein as the "Shares") as underwriter for resale by you to investors.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

                 (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-28167) for the registration of shares of Common Stock, including the Shares, and other equity securities of the Company, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"). Such registration statement has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, is referred to herein as the "Registration Statement." A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the offer and sale

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     of the Shares contemplated by this Agreement, and additional information concerning the Company and its business has been or will be prepared and will be filed by the Company pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, on or before the second business day after it is first used in connection with the offer and sale of Shares under this Agreement (or such earlier time as may be required by the 1933 Act Rules and Regulations). The final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus," except that if any revised prospectus, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, shall be provided to you by the Company for use in connection with the offer and sale of any of the Shares under this Agreement, the term "Prospectus" shall refer to such revised prospectus from and after the time such documents are first provided to you for such use.

                 (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) conformed or will conform in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, information concerning you that was furnished to the Company by you specifically for use in the preparation thereof.

                 (c) The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement to such Registration Statement or such Prospectus, when they became or become effective under the 1933 Act or were or are filed with the Commission under the 1934 Act, as the case may be, conformed or will conform in all material respects with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Rules and Regulations"), as applicable.

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                 (d) The financial statements of the Company set forth or
     incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied through the periods involved (except as otherwise stated therein). The summary financial, pro forma financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. No other financial statements are required to be set forth in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Rules and Regulations.

                 (e) The only subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Company are the subsidiaries listed on SCHEDULE A hereto (the "Subsidiaries") which includes Bradley Operating Limited Partnership, a Delaware limited partnership (the "Partnership"). The Company and each of its Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation or general or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. The Company and each of its Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company; and, other than the Subsidiaries, the Company owns no material amounts of stock or beneficial interest in any corporation, partnership, joint venture or other business entity and do not own 10% or more of the outstanding voting stock of any entity separately taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code").

                 (f) The Shares have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable by the Company and conform, or when so issued will conform, to the description thereof in the Prospectus. All of the partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and approximately 95% of such partnership interests are owned of record and beneficially by the Company free and clear of all liens, encumbrances, equities or claims.

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                 (g) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries on a consolidated basis, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company on a consolidated basis.

                 (h) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its Subsidiaries, or might materially and adversely affect the properties or assets thereof.

                 (i) There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the 1933 Act or the 1934 Act or by the 1933 Act or the 1934 Act Rules and Regulations that have not been so filed.

                 (j) This Underwriting Agreement has been duly executed, delivered and will be performed by the Company. The execution of this Underwriting Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the charter, or by-laws or partnership agreement, as the case may be, of the Company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as may be required under the 1933 Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Underwriting Agreement, free of any preemptive or similar rights.

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                 (k) The Company has complied in all respects with all laws, regulations and orders applicable to it and its business; the Company is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, violation of which would individually or in the aggregate have a material adverse effect on the Company, and no other party under any such agreement or instrument to which the Company is a party, to the knowledge of the Company, in default in any material respect thereunder; and the Company is not in violation of its charter or by-laws.

                 (l) Except as described in the Prospectus, and except for defects or exceptions that are not material in relation to the business of the Company, its Subsidiaries and Related Entities (as defined below), taken as a whole: (i) in accordance with general warranty deeds issued by the Company (the "Transfer Deeds") with regard to the Properties that had previously been owned by the Company (the "Transferred Properties"), substantially all of the Properties (as defined in the Prospectus) have been transferred from the Company to the Partnership as of the date hereof;
     (ii) the Company or one of its Subsidiaries and any partnership or joint venture in which such party is a participant, as applicable, (a "Related Entity") have good and marketable title to all such Properties, subject to the exceptions noted in the Transfer Deeds; (iii) if there are any liens, charges, encumbrances, claims or restrictions affecting the Properties and the assets of the Company, they are disclosed in the Prospectus or noted in the Transfer Deeds; (iv) the Company, its Subsidiaries and Related Entities have valid, subsisting and enforceable (subject to limitations on enforceability of the type set forth in the following Section 2(x) below) leases for the properties described in the Prospectus as leased by them;
     (v) no tenant under any of the leases pursuant to which the Company, its Subsidiaries and Related Entities lease their Properties has an option or right of first refusal to purchase the premises demised under such lease;
     (vi) to the knowledge of the Company, the use and occupancy of each of the Properties of the Company, its Subsidiaries and Related Entities complies in all material respects with all applicable codes and zoning laws and regulations; (vii) the Company, its Subsidiaries and Related Entities have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the Properties of the Company, its Subsidiaries or Related Entities; and (viii) the Company, its Subsidiaries and Related Entities have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements on, construction

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     on,  or  access  to  any   of  the  Properties  of  the  Company,  its
     Subsidiaries or Related Entities.

                 (m) Title insurance in favor of the mortgagee, the Company, its Subsidiaries and Related Entities is maintained with respect to each of the Properties owned by the Company, its Subsidiaries and Related Entities, as shown in the Prospectus, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company, its Subsidiaries or Related Entities of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, its Subsidiaries and Related Entities taken as a whole.

                 (n) The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, nor do the Company or its Subsidiaries hold a participating interest therein.

                 (o) Except as set forth in the Prospectus, the Company has no knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by each of them, or
     (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company. In connection with the construction on or operation and use of the properties owned by the Company, the Company represents that, as of the date of this Underwriting Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                 (p) Property and casualty insurance in favor of the Company and each of its Subsidiaries is maintained with respect to each of the properties owned by each of them in an amount and on such items as is reasonable and customary for businesses of this type.

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                 (q) No holder of outstanding shares of capital stock of the
     Company has any rights to the registration of shares of capital stock of the Company which would or could require such securities to be included in the Registration Statement.

                 (r) The Company has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.

                 (s) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or by the New York Stock Exchange (the "NYSE"), or as may be necessary under state securities laws) has been obtained or made and is in full force and effect.

                 (t) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company as a whole.

                 (u) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operating in conformity with the requirements for qualification as a real estate investment trust under the Code. The Company's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would adversely affect its ability to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

                 (v) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (w) The Shares have been approved for listing upon official notice of issuance on the NYSE.

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                 (x) Each of the partnership and joint venture agreements to which the Company is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the executing, delivery and performance of any of such agreements did not and will not, at the time of execution and delivery, and does not and will not constitute a breach of, or a default under, the charter, partnership agreement or by-laws of the Company or any of its Subsidiaries or any material contract, lease or other instrument to which the Company or any of its Subsidiaries is a party or to which any of their property may be bound or any law, administrative regulation or administrative or court decree.

         3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Shares to you, and you agree to purchase the Shares from the Company at the purchase price set forth as "Proceeds to the Company" on the cover page of the Prospectus Supplement.

         The Company understands that you intend (i) to make a public offering of the Shares and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. All purchases by you under this Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In connection with the Shares purchased by you hereunder, you may engage the services of any other broker or dealer in connection with the resale of the Shares and may allow or reallow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

         Payment for the Shares shall be made to the Company or to its order in immediately available funds in the amount, on the Closing Date (as defined below) (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Company may agree in writing). Such payment will be made upon delivery to you of the Shares registered in such names as you shall request not less than two full Business Days prior to the date of delivery, with transfer taxes, if any, payable in connection with transfer to you duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the

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Shares are referred to herein as the "Closing Date." The Shares will be delivered through the book entry facilities of The Depository Trust Company ("DTC") and will be made available for inspection by you by 1:00 P.M. New York City time on the Business Day prior to the Closing Date at such place in New York City as you, DTC and the Company shall agree.

         4.   COVENANTS.  The Company covenants and agrees to:

                 (a) Cause the Prospectus Supplement to be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the 1933 Act Rules and Regulations) (but only if you or your counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. During the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will (i) notify you promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with your distribution of the Shares, and (iii) file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the 1934 Act that upon filing is deemed to be incorporated by reference therein) to which you or your counsel shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                 (b) Advise you, promptly after either one of them shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                 (c) Comply with all requirements imposed upon them by the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, and the 1934 Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which, in the opinion of your counsel, the Registration Statement

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     contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the 1933 Act, the Company will promptly notify you and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                 (d) Furnish to you copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the 1933 Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as you may from time to time reasonably request.

                 (e) Furnish you with copies of filings of the Company under the 1933 Act and 1934 Act and with all other financial statements and reports it distributes generally to the holders of any class of its capital stock during the period of five years commencing on the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

                 (f) Make generally available to its security holders as soon as practicable and in the manner contemplated by Rule 158 of the 1933 Act Rules and Regulations, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earning statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus is filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations and will advise you in writing when such statement has been made available.

                 (g) Pay, or reimburse if paid by you, whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing

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     and filing of the Registration Statement and exhibits thereto, the
     Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the costs incurred by the Company in furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by you or by dealers to whom Shares may be sold, (iii) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated by you, including the reasonable fees, disbursements and other charges of your counsel in connection therewith, and the preparation of a blue sky memoranda, (iv) counsel to the Company, (v) the transfer agent for the Shares (including the cost, if any, of preparing stock certificates for the Shares) and (vi) KPMG Peat Marwick LLP ("KPMG") or any other accountants engaged by the Company in connection with the offering of the Shares.

                 (h) In connection with the offering contemplated by this Underwriting Agreement, the Company will, and will cause all affiliated purchasers within the meaning of Rule 100 of Regulation M under the 1934 Act to, comply with Regulation M under the 1934 Act.

                 (i) Not take, at any time, directly or indirectly, other than in connection with this Underwriting Agreement, any action designed to stabilize, or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization of, the price of the Shares.

                 (j) Apply the net proceeds to the Company from the sale of the Shares by the Company as set forth under the caption "Use of Proceeds" in the Prospectus.

                 (k) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Shares are to occur, unless otherwise specified in the Prospectus.

         5. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS AT THE CLOSING. Your obligation to purchase and pay for the Shares at the Closing as provided herein shall be subject to the accuracy of the representations and warranties of the Company herein and to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) You shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel for the Company, dated the Closing Date, to the effect that:

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                     (i) The Company and each of its Subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or general or limited partnership, as the case may be, and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has full power and authority to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its Subsidiaries taken as a whole;

                     (ii) The outstanding shares of capital stock of the Company and the Securities have been duly authorized and are, or when issued as contemplated hereby will be, fully paid and nonassessable by the Company and conform, or when so issued will conform, to the description thereof in the Prospectus, and the stockholders of the Company have no preemptive rights with respect to the Securities; and all of the partnership interests of the Partnership owned by the Company are owned by the Company free and clear of all liens, charges and encumbrances;

                     (iii) The Registration Statement has become effective under the 1933 Act, the Prospectus will be filed as required by Section 2(a) hereof and, to the best knowledge of such counsel, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                     (iv) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the 1933 Act or were filed with the Commission under the 1934 Act, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the 1933 Act or 1934 Act Rules and Regulations, as applicable; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any other documents mentioned in this clause;

                     (v) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the 1934 Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                     (vi) This Underwriting Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws of the Company, or any statute known to such counsel applicable to the Company; and, to the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained under the 1933 Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by you;

                     (vii) For all applicable tax years as to which the Company's tax returns are subject to audit and the Company is subject to assessment for taxes reportable therein, the Company has continuously been organized and operated in conformity with the requirements for qualification as a "real estate investment trust" under the Code;

                     (viii) None of the Company or its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                     (ix) The Company satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the 1933 Act and the 1933 Act Rules and Regulations.

Such counsel shall also include a statement in such opinion to the effect that:

                     (i) Such counsel has reviewed the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of the Company at which contents of the Registration Statement and related matters were discussed and based on such review and participation, such counsel has no reason to believe that either any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                     (ii) To the best of such counsel's knowledge and without such counsel having made any investigation of any governmental records or court dockets or taken any other similar action, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or, or to such counsel's knowledge, threatened against, or involving the assets, properties or businesses of, the Company or any of its Subsidiaries, involving the Company's or any of its Subsidiaries' officers or directors or to which any of the Company's or any of its Subsidiaries' properties or other assets is subject which would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or its Subsidiaries taken as a whole.

                 (b) You shall have received from Rogers & Wells, your counsel, such opinion or opinions, dated the Closing Date, with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                 (c) At the time of execution of this Underwriting Agreement and at the Closing Date, you shall have received a letter from KPMG, dated at the date of delivery thereof, to the effect set forth in EXHIBIT I hereto.

                 (d) You shall have received from the Company a certificate, signed by the president or a vice president and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                     (i) The representations and warranties of the Company in this Underwriting Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                     (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Commission; and

                     (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

                 (e) The Shares shall have been duly authorized for listing by the NYSE upon official notice of issuance.

                 (f) (i) None of the Company or its Subsidiaries or any Property shall have sustained since the date of the latest financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting any Property or the general affairs, management, financial position, stockholders' or partners' equity, as applicable, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the

     Shares being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

                 (g) To the extent required by its rules, the NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

                 (h) All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request and the Company shall furnish to you such further certificates and documents as you shall have reasonably requested.

         6.   INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Company will indemnify and hold harmless you and your directors, officers, employees and agents and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which you, or any such person, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the 1934 Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act by you in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by you through gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares to any person by you and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

                 (b) You will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each officer or director of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to you, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to you furnished in writing to the Company by you expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that you might otherwise have; PROVIDED, HOWEVER, that in no case shall you be liable or responsible for any amount in excess of the underwriting discounts and commissions received by you.

                 (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes a unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or you, the Company and you will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than you, such as persons who control the Company within the meaning of the 1933 Act and officers of the Company who signed the Registration Statement, who also may be liable for contribution) to which the Company and you may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and you on the other. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and you, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or you, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), you shall not be required to contribute any amount in excess of the underwriting discounts, commissions and other compensation received by you and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
     Section 6(d), any person who controls a party to this Underwriting Agreement within the meaning of the 1933 Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                 (e) The indemnity and contribution agreements contained in this
     Section 6 and the representations and warranties of the Company contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by you or on your behalf,
     (ii) acceptance of the Shares and payment therefore or (iii) any termination of this Underwriting Agreement.

         7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company contained herein or in certificates delivered pursuant hereto, and your agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling persons, or the Company or any of its officers or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

         8. TERMINATION. You shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Underwriting Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled when due, (iii) trading on the NYSE shall have been wholly suspended, (iv) a banking moratorium shall have been declared by federal or New York authorities, or (v) an outbreak of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Underwriting Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party with respect to Shares not purchased by reason of such termination except that the provisions of Sections 4(g), 6 and 9 hereof shall at all times be effective. If you elect to terminate this Underwriting Agreement as provided in this Section 8, the Company shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.

         9. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the Company shall fail to tender the Shares for delivery to you by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by you in connection with this Underwriting Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to you.

         10. NOTICES. All notices or communications hereunder shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you at 10 East 50th Street, 22nd Floor, New York, New York 10022, attention: Brian Zaumayer, phone 212-572-8015; fax 212-888-8611, (with a copy to Jay L. Bernstein, Esq., c/o Rogers & Wells, 200 Park Avenue, New York, New York 10166, phone 212-878-8527; fax 212- 878-8375), or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to Thomas P. D'Arcy, CEO, or Irving E. Lingo, Jr., CFO, Bradley Real Estate, Inc., 40 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062 (phone 847-272-9800; fax 847-480-1893) (with copy to William B. King, P.C., c/o Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109; phone 617-570-1530; fax 617-570-8150).
Any party to this Underwriting Agreement may change such address for notices by sending to the other party to this Underwriting Agreement written notice of a new address for such purpose.

         11. PARTIES. This Underwriting Agreement shall inure to the benefit of, and be binding upon, the Company and you and our respective successors and the controlling persons and officers referred to in Section 6(a) hereof, and no other person will have any right or obligation hereunder.

         12.   APPLICABLE  LAW.   This  Underwriting  Agreement   shall  be
governed by, and construed in accordance with, the laws of the State of New
York.

                              Very truly yours,

                              BRADLEY REAL ESTATE, INC.


                              By:_______________________
                                    Name:
                                    Title:




ACCEPTED as of the date first above
  written

C. E. UNTERBERG, TOWBIN
10 East 50th Street, 22nd Floor
New York, New York 10022

By:______________________________
     Name:
     Title:

                                    EXHIBIT I

                           FORM OF KPMG COMFORT LETTER

                                   SCHEDULE A


                       LIST OF SUBSIDIARIES OF THE COMPANY

     Bradley Financing Corp.
     Bradley Financing Partnership
     Bradley Management Corp.
     Bradley Management Limited Partnership
     Williamson Square Associates Limited Partnership
     Bradley Midwest Management, Inc.
     Bradley Real Estate Management, Inc.
     Bradley Operating Limited Partnership











                                       A-1